Exhibit 99.1

American Freight
Group, Inc. and Subsidiaries
Consolidated Financial Statements
December 29, 2019 and December 30, 2018

American Freight Group, Inc. and Subsidiaries
Index
December 29, 2019 and December 30, 2018

Page(s)

Report of Independent Auditors	3

Consolidated Financial Statements

Balance Sheets	4

Statements of Operations	5

Statements of Changes in Mezzanine and Stockholders’ Equity	6

Statements of Cash Flows	7

Notes to Financial Statements	8-16

Report of Independent Auditors

To the Management of American Freight Group, Inc.

We have audited the accompanying consolidated financial statements of American Freight Group, Inc. and its subsidiaries, which comprise the consolidated balance sheets as of December 29, 2019 and December 30, 2018, and the related consolidated statements of operations, of changes in mezzanine and stockholders’ equity, and of cash flows for the years then ended.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Freight Group, Inc. and its subsidiaries as of December 29, 2019 and December 30, 2018, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 12 to the consolidated financial statements, in connection with the acquisition of the Company by a subsidiary of Franchise Group, Inc., the acquirer entered into a $675,000,000 credit facility under which the Company is a named borrower along with other Franchise Group, Inc. subsidiaries. Without the support of Franchise Group, Inc., the Company does not expect to have the liquidity needed to pay the full amount coming due under the credit facility within the year from when the consolidated financial statements were available to be issued. The Company obtained a support letter from Franchise Group, Inc. under which Franchise Group, Inc. will fully support the operating, investing, and financing activities of the Company until at least May 5, 2021. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
May 4, 2020

American Freight Group, Inc. and Subsidiaries
Consolidated Balance Sheets
December 29, 2019 and December 30, 2018

	2019	2018
Assets
Current Assets
Cash and cash equivalents	$16,384,157	$11,195,563
Prepaid expenses and other assets	5,006,839	3,809,599
Inventory	54,795,696	48,895,542
Total current assets	76,186,692	63,900,704
Property and equipment, net	9,258,392	7,971,939
Goodwill	229,209,580	229,209,580
Intangible assets	56,000,000	56,000,000
Deposits and other assets	1,658,903	1,536,184
Total assets	$372,313,567	$358,618,407

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$21,004,231	$13,666,683
Accounts payable - related parties	4,291,746	3,196,715
Layaway deposits and deferred rent	10,178,956	11,815,176
Accrued salaries and related benefits	2,316,744	3,261,579
Accrued expenses and other current liabilities	10,310,236	9,163,205
Term debt - current portion	3,210,000	3,210,000
Total current liabilities	51,311,913	44,313,358
Long-term liabilities
Term debt	98,690,345	101,566,595
Deferred rent obligation	2,335,053	1,819,049
Deferred tax liabilities	21,605,460	17,146,561
Total long-term liabilities	122,630,858	120,532,205
Total liabilities	173,942,771	164,845,563

Mezzanine Equity
Redeemable Series A preferred stock $0.001 par value 200,000 shares authorized, 114,400 issued and outstanding	114,400,000	114,400,000
Stockholders' Equity
Common stock $0.001 par value: 100,000 shares authorized, 28,663 issued and 28,600 outstanding	29	29
Additional paid-in capital	30,985,978	30,586,442
Retained earnings	52,984,789	48,786,373
Total stockholders' equity	83,970,796	79,372,844
Total liabilities, mezzanine equity and stockholders' equity	$372,313,567	$358,618,407

The accompanying notes are an integral part of these consolidated financial statements

American Freight Group, Inc. and Subsidiaries
Consolidated Statements of Operations
Years Ended December 29, 2019 and December 30, 2018

	2019	2018
Revenue	$462,339,607	$419,095,139

Cost of sales
Merchandise	232,198,304	208,147,083
Freight	22,211,158	20,811,682
Total cost of sales (exclusive of depreciation shown separately below)	254,409,462	228,958,765
Depreciation expense	2,451,245	1,698,503
Operating and selling expenses	161,062,105	147,830,407
Operating income	44,416,795	40,607,464
Interest expense, net	5,487,581	9,028,710
Pretax income	38,929,214	31,578,754
Income tax expense	9,730,798	8,168,051
Net income	$29,198,416	$23,410,703

The accompanying notes are an integral part of these consolidated financial statements

American Freight Group, Inc. and Subsidiaries
Consolidated Statements of Changes in Mezzanine and Stockholders’ Equity
Years Ended December 29, 2019 and December 30, 2018

	Redeemable Series A Preferred Stock		Common Stock		Additional	Retained
	Shares	Amount	Shares	Amount	Paid-In Capital	Earnings	Total
Balances at December 31, 2017	114,400	$114,400,000	28,600	$29	$29,878,709	$44,712,220	$74,590,958
Cash dividends	—	—	—	—	—	(19,336,550)	(19,336,550)
Share-based compensation	—	—	—	—	707,733	—	707,733
Net income	—	—	—	—	—	23,410,703	23,410,703
Balances at December 30, 2018	114,400	114,400,000	28,600	29	30,586,442	48,786,373	79,372,844
Cash dividends	—	—	—	—	—	(25,000,000)	(25,000,000)
Share-based compensation	—	—	—	—	399,536	—	399,536
Net income	—	—	—	—	—	29,198,416	29,198,416
Balances at December 29, 2019	114,400	$114,400,000	28,600	$29	$30,985,978	$52,984,789	$83,970,796

The accompanying notes are an integral part of these consolidated financial statements

American Freight Group, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
Years Ended December 29, 2019 and December 30, 2018

	2019	2018
Cash flow from operating activities
Net income	$29,198,416	$23,410,703
Adjustments to reconcile net income to cash provided by operating activities
Depreciation expense	2,451,245	1,698,503
Share-based compensation	399,536	707,733
Amortization of deferred rent obligation	516,004	322,427
Amortization of debt issue costs	356,855	1,399,945
Loss on disposal of property and equipment	17,512	16,237
Changes in assets and liabilities
Prepaid expenses and other assets	(1,343,486)	2,525,651
Inventory	(5,900,154)	(6,064,076)
Accounts payable	7,337,548	2,205,928
Accounts payable - related parties	1,095,031	(867,500)
Layaway deposits and deferred revenue	(1,636,220)	(4,284,789)
Accrued salaries and related benefits	(944,835)	1,589,012
Accrued expenses and other liabilities	1,147,031	3,975,216
Deferred income taxes	4,458,899	4,648,468
Cash provided by operating activities	37,153,382	31,283,458
Cash flows from investing activities
Purchase of property and equipment	(3,754,788)	(2,417,402)
Cash used in investing activities	(3,754,788)	(2,417,402)
Cash flows from financing activities
Borrowings on revolving credit facility	10,000,000	10,000,000
Payments on revolving credit facility	(10,000,000)	(10,000,000)
Cash dividends	(25,000,000)	(19,336,550)
Borrowings of term debt	—	49,458,825
Payments of term debt	(3,210,000)	(79,760,974)
Payments of debt issue costs	—	(1,247,663)
Cash used in financing activities	(28,210,000)	(50,886,362)
Net change in cash and cash equivalents	5,188,594	(22,020,306)
Cash and cash equivalents
Beginning of year	11,195,563	33,215,869
End of period	$16,384,157	$11,195,563
Supplemental disclosure for cash flow information
Cash paid for interest	$5,448,388	$7,426,147
Cash paid for income taxes	6,450,164	30,960

The accompanying notes are an integral part of these consolidated financial statements

American Freight Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 29, 2019 and December 30, 2018

1.	The Company

American Freight Group, Inc. (the “Company”) was formed on August 7, 2014 as a Delaware corporation. The Company, through its operating subsidiaries, operates discount retail furniture stores in the United States of America.

2.	Summary of Significant Accounting Policies

Principles of Consolidation
The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the accounts of our wholly owned subsidiaries. All significant intercompany balances or transactions have been eliminated in consolidation.
Fiscal Year
The Company’s fiscal year ends on the Sunday closest to December 31. The fiscal years 2019 and 2018 refer to the period from December 30, 2018 through December 29, 2019 and January 1, 2018 through December 30, 2018, respectively.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Subsequent to year-end, the Company has been negatively affected by actions taken by state and local governments in response to COVID-19 which has required certain temporary store closures, and the duration and total impact cannot be reasonably estimated at this time.  The Company’s liquidity needs have been affected by events occurring subsequent to year-end. Refer to further discussion in Note 12 Subsequent Events.
Revenue Recognition and Layaway Deposits
Furniture revenue is recognized when the furniture has been paid in full and has been delivered to or collected by the customer from the store. Incremental costs of obtaining sales in the form of commissions paid to employees are expensed as incurred. Cash received from customers is recorded as layaway deposits and deferred revenue until the order is paid in full and delivery or pickup of the furniture occurs. All delivered sales are considered final. After six months of inactivity, delinquent layaway deposits are charged a monthly service fee, unless prohibited by state law. The Company reports revenue net of sales and use taxes collected from customers and remitted to governmental taxing authorities. The customer may choose to finance purchases through a third-party finance company. The Company earns a commission from the finance company for offering this service. The commission is recorded in revenue and recognized at the same point in time as the related furniture sale is recognized.
The Company has disaggregated revenue by geographical region for the year ending December 29, 2019 as follows:

Northeast	$36,109,642
Midwest	151,926,682
South	259,856,425
West	14,446,858
$462,339,607
Concentration of Risk
The Company is a retailer of furniture and sells primarily to customers in surrounding communities. The Company believes they are not exposed to any significant credit risk on customer sales. The Company maintains cash deposits in banks which, from time to time, exceed the amount of deposit insurance available by the Federal Deposit Insurance Corporation. Management periodically assesses the financial condition of the institutions and believes that any potential credit loss is minimal.

The Company purchases inventory from a small number of vendors. Approximately 59% and 66% of merchandise purchases were from five vendors in the aggregate during the years ended December 29, 2019 and December 30, 2018, respectively.
Cash and Cash Equivalents
Cash and cash equivalents include cash on hand, and deposits with financial institutions. The Company considers all highly liquid financial instruments purchased with an original maturity of three months or less, which are not subject to withdrawal restrictions or penalties, to be cash and cash equivalents.
Cash and cash equivalents as of December 29, 2019 and December 30, 2018 also includes $5,044,237 and $3,702,883, respectively, of accounts receivable from credit card and financing companies because they are highly liquid in nature and typically converted to cash within a few days of the sales transaction.
Inventory
Inventories, which are comprised of finished goods, are valued at the lower of cost or market, with cost determined by the first-in, first out method. The Company writes down inventory, the impact of which is reflected in cost of sales in the Consolidated Statements of Operations, if the cost of specific inventory items on hand exceeds the amount they expect to be realized from the ultimate sale or disposal of the inventory. These estimates are based on management’s judgment regarding future demand and market conditions and analysis of historical experience. At December 29, 2019 and December 30, 2018, inventory reserves for excess and obsolete inventory totaled $1,336,048 and $784,303, respectively.
Property and Equipment
Property and equipment are recorded at cost. Expenditures for maintenance, repairs and minor renewals are charged to expense as incurred. Major renewals and improvements are capitalized. The cost and accumulated depreciation of disposed assets are eliminated from the accounts and resulting gain or loss is reflected in earnings. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the asset. Depreciation is computed using the straight-line method over the following estimated useful lives:

Leasehold improvements	1-15 years (not to exceed the lease term)
Machinery and equipment	5-10 years
Furniture and fixtures	3-15 years
Vehicles	5-10 years
Computer software and equipment	3-5 years
The Company assesses the recoverability of property and equipment and other amortizable long-lived assets whenever events and circumstances indicate that the carrying value of the asset may not be recoverable from its undiscounted cash flows. If it is determined an impairment has occurred, an impairment loss is recognized by the amount by which the carrying amount of the asset exceeds its estimated fair value.
Goodwill
Goodwill represents the excess of the purchase price over the fair value of net assets acquired. The Company has concluded it has one reporting unit. Goodwill is not amortized and is tested for impairment at least annually and also when a triggering event occurs that indicates that the fair value of the reporting unit may be below its carrying amount. The Company first assesses qualitative factors to determine whether the quantitative impairment test is necessary. If that qualitative assessment indicates that it is more likely than not goodwill is impaired, the Company performs the quantitative test to compare the entity’s fair value with its carrying amount. The goodwill impairment loss, if any, represents the excess of the carrying amount of the reporting unit over its fair value. The Company did not record any impairment charges related to goodwill for the years ended December 29, 2019 and December 30, 2018.
Intangible Assets
The Company has intangible assets, primarily its tradename. The Company concluded that its tradename has an indefinite useful life. The Company plans to use the American Freight Furniture name for an indefinite period of time and plans to continue to make investments to enhance the value of the brand into the future. There are no legal, regulatory, contractual, competitive, economic or other factors that the Company is aware of or that the Company believes would limit the useful life of the trade name.

Intangible assets with indefinite lives are reviewed for impairment annually in the fourth quarter, or more frequently if indicators of impairment are present, by comparing the carrying value to the estimated fair value, determined using a relief from royalty methodology. Factors used in the valuation of the intangible asset include, but are not limited to, estimated growth rates, royalty rates, risk adjusted discount rates, and future economic and market conditions. The Company did not record any impairment charges for the years ended December 29, 2019 and December 30, 2018.
Leases and Rent Expense
The Company has leases that contain pre-determined fixed escalations of minimum rentals and/or rent abatements subsequent to taking possession of the leased property. The related rent expense is recognized on a straight-line basis commencing upon possession date. The Company records the difference between the recognized rent expense and amounts payable under the leases as deferred or prepaid rent obligations.
Shipping and Handling Costs
Warehousing and distribution costs, including costs associated with delivering product to customers, are included in operating and selling expenses in the Consolidated Statements of Operations.
Advertising Costs
Advertising costs are expensed as they are delivered to the public and included in operating and selling expenses in the Consolidated Statements of Operations. Advertising costs were $41,243,170 and $37,850,499 for the years ended December 29, 2019 and December 30, 2018, respectively.
Income Taxes
Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and tax basis of assets and liabilities at the applicable enacted tax rates. Deferred tax assets and liabilities are presented on a net basis, by jurisdiction, as noncurrent in the Consolidated Balance Sheets. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company evaluates the realizability of its deferred tax assets by assessing its valuation allowance and by adjusting the amount of such allowance, if necessary. The factors used to assess the likelihood of realization include the Company’s forecast of future taxable income and available tax planning strategies that could be implemented to realize the net deferred tax assets. Failure to achieve forecasted taxable income in applicable tax jurisdictions could affect the ultimate realization of deferred tax assets and could result in an increase in the Company’s effective tax rate on future earnings.
The Company recognizes the tax benefit from uncertain tax positions only if it is more likely than not that the tax positions will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefit is measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority. The Company recognizes interest and penalties related to income tax matters in income tax expense.
Debt Issuance Costs
Debt issuance costs are capitalized and amortized using the effective interest method over the term of the respective term debt and straight-line over the term of the line of credit facility. Debt issuance costs related to term debt are recorded as a reduction to the debt proceeds as a debt discount. Debt issuance costs related to the line of credit are recorded as a deferred financing cost and included in Deposits and other assets in the Consolidated Balance Sheets. Accretion of the debt discount and amortization of deferred financing costs are recorded as a component of interest expense in the Consolidated Statements of Operations and totaled $356,855 and $1,399,945 for the years ended December 29, 2019 and December 30, 2018, respectively.
Share-Based Compensation
The Company grants share-based compensation awards to certain directors and key employees of the Company. The fair values of stock option grants are determined as of the grant date using the Black-Scholes option pricing method. This method incorporates the fair value of the Company’s common stock at the date of each grant and various assumptions such as the risk-free interest rate, expected volatility based on the Company’s analysis of historical volatility of similar companies in the retail industry, expected dividend yield, and expected term of the options. The fair values of the stock-based awards, including the effect of estimated forfeitures, are then expensed using the straight-line method over the requisite service period, which is generally the award’s vesting period. The Company records and classifies share-based compensation expense in the Consolidated Statements of Operations in the same manner in which the respective award recipient’s payroll costs are classified.

Recently Issued Accounting Standards
The following accounting standards applicable to the Company were recently issued by the Financial Accounting Standards Board (“FASB”).
Recently Adopted Accounting Pronouncements
In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). This guidance requires companies to recognize revenue in a manner that depicts the transfer of promised goods or services to customers in amounts that reflect the consideration to which a company expects to be entitled in exchange for those goods or services. It also results in enhanced disclosures about the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. On December 31, 2018, the Company adopted the revenue standard using the modified retrospective approach. However, there was no material adjustment to our Consolidated Balance Sheet or Statement of Operations.
Accounting Standards not yet Effective
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which, for operating leases, requires a lessee to recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in its balance sheet. The standard also requires a lessee to recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term, on a generally straight-line basis. This ASU is effective for interim and annual periods beginning after December 15, 2020. Early adoption is permitted. The Company is currently assessing the impact of this ASU and anticipates the new guidance will have a material impact to its consolidated financial statements.

3.	Property and Equipment

The components of property and equipment at December 29, 2019 and December 30, 2018 are as follows:

	2019	2018
Leasehold improvements	$9,363,919	$6,827,878
Machinery and equipment	2,543,670	2,387,160
Furniture and fixtures	1,884,886	1,302,823
Vehicles	62,692	62,692
Computer software and equipment	1,948,248	1,543,939
Construction in progress	412,631	377,186
	16,216,046	12,501,678
Less: Accumulated depreciation	(6,957,654)	(4,529,739)
Property and equipment, net	$9,258,392	$7,971,939
The Company recorded depreciation expense for the years ended December 29, 2019 and December 30, 2018 of $2,451,245 and $1,684,547, respectively.

4.	Related Party Transactions

The Company purchases inventory from related parties. The Company purchased inventory from related parties totaling $48,697,000 and $52,336,000 during the years ended December 29, 2019 and December 30, 2018, respectively. Amounts due to the related companies, related to purchases of inventory, as of December 29, 2019 and December 30, 2018 were $3,886,276 and $2,744,638, respectively.
The Company is a party to a management consulting and advisory agreement with The Jordan Company, L.P., the management company for The Resolute Fund Ill, L.P., which is an affiliate of the majority stockholder. The related parties are referred to herein as The Jordan Company. This consulting and advisory agreement provides for the payment of fees based upon the Company’s consolidated earnings before interest, tax, depreciation, and amortization (“EBITDA”). An estimate is paid quarterly and adjusted to actual after the completion of each audited fiscal year. For the years ended December 29, 2019 and December 30, 2018, the Company incurred fees of $1,371,418 and $1,354,181, respectively, pursuant to this agreement. As of December 29, 2019, and December 30, 2018, there was $405,470 and $452,077 due to The Jordan Company, respectively. The consulting and advisory agreement also provides for fees to be paid to The Jordan Company for their assistance with various transactions, including acquisitions made by the Company, a sale of the Company or the Company’s subsidiaries, and debt and equity financing obtained with assistance from The

Jordan Company. The Company is also obligated to reimburse out-of-pocket expenses incurred by The Jordan Company in connection with providing the above services. The Company reimbursed The Jordan Company for $16,830 and $14,669 of out-of-pocket expenses during the years ended December 29, 2019 and December 30, 2018, respectively.

5.	Leases

The Company leases certain buildings under long-term noncancelable operating leases. The leases require the Company to pay taxes, maintenance, insurance and certain operating expenses applicable to leased facilities. Rent expense to third parties was $19,616,152 and $16,986,785 for the years ended December 29, 2019 and December 30, 2018, respectively. Rent expense to related parties was $3,483,395 and $3,549,702 for the years ended December 29, 2019 and December 30, 2018, respectively.
Future minimum lease payments are as follows as of December 29, 2019:

	Operating Leases
	Third Parties	Related Parties
2020	$20,414,779	$3,482,836
2021	18,293,697	3,517,657
2022	14,843,050	3,507,811
2023	11,507,526	2,506,569
2024	8,203,973	1,888,548
All years after 2024	12,054,053	606,592
Total minimum lease payments	$85,317,078	$15,510,013

6.	Debt

On October 31, 2014, the Company executed a credit agreement with financial institutions that provided a revolving credit facility for maximum available borrowings of $20,000,000, a Tranche A Term Loan for $75,000,000 and a Tranche B Term Loan for $75,000,000.
On July 25, 2018 the Company entered into Amendment No. 1 to its credit agreement (the “Amendment”). In connection with the Amendment, the Company repaid all principal outstanding under its Tranche B Term Loan, totaling $67,291,175. The Company also borrowed an incremental $49,458,825 under its Tranche A Term Loan, bringing the new closing principal balance outstanding on the Company’s Tranche A Term Loan to $107,000,000. The maturity date on the Tranche A Term Loan was extended from April 30, 2020 to April 30, 2023, with principal payments of $802,500 due quarterly beginning on September 30, 2018 and any remaining outstanding principal balance due upon maturity. With the Amendment, the interest rate on Tranche A borrowings decreased from LIBOR plus 3.5% to LIBOR plus 3.25% subject to a step-down to LIBOR plus 3.00% or LIBOR plus 2.75% based on the Net Leverage Ratio, as defined in the credit agreement.
The Amendment also reduced the interest rate on the Company’s revolving credit facility from LIBOR plus 3.5% to LIBOR plus 3.25% subject to a step-down to LIBOR plus 3.00% or LIBOR plus 2.75% based on the Net Leverage Ratio, as defined in the credit agreement, and extended the expiration date of the Revolver from October 31, 2019 to October 31, 2022. The interest rate on the Term Loan was 4.45% and 5.34% at December 29, 2019 and December 30, 2018, respectively.

The term debt consisted of the following at December 29, 2019 and December 30, 2018:

	2019	2018
Tranche A Term Loan	$102,987,500	$106,197,500
Less: Debt discount	(1,087,155)	(1,420,905)
	101,900,345	104,776,595
Less: Current maturities	(3,210,000)	(3,210,000)
Total noncurrent term debt	$98,690,345	$101,566,595

Aggregate maturities of long-term debt are as follows:
2020		$3,210,000
2021		3,210,000
2022		3,210,000
2023		93,357,500
		$102,987,500
The credit agreement is collateralized by substantially all of the Company’s assets.
The Company’s credit agreement contains certain covenants that requires the maintenance of certain financial measures. The financial covenants specify a maximum net leverage ratio of debt to EBITDA. The nonfinancial covenants include restrictions on indebtedness, liens and dividends.
Annually the credit agreement requires the Company to determine if any additional payments are required based on an excess cash flow calculation as defined by the credit agreement. No payments are required if the Company meets certain net leverage ratio requirements.

7.	Redeemable Preferred Stock and Stockholders’ Equity

The Company is authorized to issue 400,000 shares of stock consisting of: 100,000 shares of Common Stock and 300,000 shares of Preferred Stock of which 200,000 shares are designated Series A Preferred Stock.
Holders of the Series A Preferred Stock are entitled to accrue and receive, when, as and if declared by the Board of Directors, cumulative annual dividends per share in an amount equal to 10% of the issued and outstanding Series A Preferred Stock. The preferred dividends accrue and compound semi-annually and are payable in full and in cash upon the declaration of a dividend payment by the Board of Directors, or upon the closing of any merger, combination, sale or similar business transaction of the Company. The Board of Directors approved, and the Company paid cash dividend payments of $25,000,000 on September 20, 2019 and $19,336,550 on July 18, 2018.
As of December 29, 2019, and December 30, 2018, cumulative preferred dividends of $27,112,850 and $37,282,159, respectively, were outstanding. The cumulative preferred dividends were not accrued on the Company’s Consolidated Balance Sheets as of December 29, 2019 and December 30, 2018, since the Board of Directors had not declared dividend payments and the Company had not closed upon any merger, combination, sale or similar business transaction as of those dates.
The Company has 1,504 stock warrants outstanding. Holders of the stock warrants have the right to purchase 1,504 shares of common stock of the Company for an exercise price of $1,000 per share. Holders of the stock warrants may exercise their rights upon the closing of any merger, combination, sale or similar business transaction of the Company as long as the proceeds exceed a specified rate of return on preferred and common shares. The value assigned to the stock warrants at issuance was immaterial and therefore not presented on the Consolidated Balance Sheets.

8.	Share-Based Compensation Plans

The Company established the 2015 Nonqualified Stock Option Plan (“2015 Plan”) to award nonqualified stock options of common stock to certain directors, consultants, advisors, and key employees. The aggregate number of options of the Company’s common shares that may be granted under the 2015 Plan may not exceed 3,175 shares. All option grants have an exercise price equal to the fair market value of the underlying stock on the grant date. All of the options issued are subject to time vesting conditions and vest ratably and become exercisable over a period of five years from grant date. As defined by the 2015 Plan upon a change of control 100% of any unvested options shall vest and become exercisable.
The vesting schedule of the common shares is based on the anniversary date of the option grant and is as follows:
Year 2                                                40%
Year 3                                                20%
Year 4                                                20%
Year 5                                                20%

For the years ended December 29, 2019 and December 30, 2018, the Company recorded a total of $399,536 and $707,733, respectively, of share-based compensation expense which is included as operating and selling expenses in the accompanying Consolidated Statements of Operations; resulting in $767,123 and $1,580,627 of unrecognized share-based compensation expense as of December 29, 2019 and December 30, 2018.
The following table summarizes the activity for stock options for the years ended December 29, 2019 and December 30, 2018, respectively:

	2019		2018
	Shares	Weighted Average Exercise Price per Share	Shares	Weighted Average Exercise Price per Share
Outstanding - beginning of year	2,858	$2,345	2,333	$1,988
Granted	—	—	525	3,935
Exercised	—	—	—	—
Forfeited	(175)	(3,935)	—	—
Outstanding - end of year	2,683	$2,242	2,858	$2,345
Exercisable - end of year	1,717	$1,805	1,251	$1,737
The weighted-average grant-date fair value of stock options granted during the year ended December 30, 2018 was $1,743.

9.	Intangible Assets

	December 29, 2019
	Estimated Useful Lives		Accumulated
	Years	Cost	Amortization	Net
Trade name		$56,000,000	—	$56,000,000
Total intangible assets		$56,000,000	—	$56,000,000

	December 30, 2018
	Estimated Useful Lives		Accumulated
	Years	Cost	Amortization	Net
Trade name		$56,000,000	—	$56,000,000
Total intangible assets		$56,000,000	—	$56,000,000

10.	Income Taxes

The income tax expense is summarized as follows:

	2019	2018
Current income tax (benefit) expense
Federal	$4,076,824	$2,617,538
State and local	1,195,075	902,045
Total current income tax expense	$5,271,899	$3,519,583
Deferred income tax (benefit) expense
Federal	$3,651,510	$3,613,876
State and local	807,389	1,034,592
Total deferred income tax expense	$4,458,899	$4,648,468
Total income tax expense (benefit)
Federal	$7,728,334	$6,231,414
State and local	2,002,464	1,936,637
Total income tax expense	$9,730,798	$8,168,051

The tax effect of temporary differences that give rise to deferred tax assets (liabilities) is as follows:

	2019	2018
Deferred tax assets
Inventories	$553,700	$363,487
Accrued expenses	547,691	847,049
Deferred rent obligation	584,580	459,055
Stock options	518,477	421,813
Other	89,526	41,693
Total deferred tax assets	2,293,974	2,133,097
Deferred tax liabilities
Goodwill and intangible assets	(23,132,046)	(18,371,696)
Depreciation	(537,469)	(701,562)
Other	(229,919)	(206,400)
Total deferred tax liabilities	(23,899,434)	(19,279,658)
Net deferred tax asset (liability)	$(21,605,460)	$(17,146,561)
The differences between income taxes determined based on statutory federal tax rate and the effective tax rate is as follows:

	2019	2018
Federal income tax at the statutory rate	$8,223,519	$6,653,713
State and local taxes net of federal benefit	1,581,946	1,529,943
Permanent items	16,097	14,823
Other	(90,764)	(30,428)
	$9,730,798	$8,168,051
The Company did not have any unrecognized tax benefits in 2019 or 2018 and does not expect unrecognized tax positions to change significantly over the next 12 months. During the years ended December 29, 2019 and December 30, 2018, the Company did not record any expenses for penalties and interest.

11.	Retirement Plan

The Company maintains a Profit Sharing and 401(k) Savings Retirement Plan (the “Plan”) which covers all employees who meet certain eligibility requirements. The Plan does not have a matching contribution. The Company reserves the right to terminate or amend the Plan at any time. The Company did not make any discretionary contributions for the years ended December 29, 2019 and December 30, 2018.

12.	Subsequent Events

On February 12, 2020, the Company elected to make an optional prepayment of $5,000,000 on its term debt.
On December 28, 2019, the Company entered into a merger agreement with a subsidiary of Franchise Group, Inc. In consideration of the merger, the stockholders will receive $450,000,000 less outstanding debt and transaction related expenses. The merger closed on February 14, 2020, and all term debt of the Company was paid in full and all Company stock redeemed, including $28,880,253 in accumulated Series A preferred dividends, which became due and payable at the time of the merger.
On February 14, 2020 in connection with the acquisition of the Company by a subsidiary of Franchise Group, Inc., the acquirer entered into a $675,000,000 credit facility, which was used, in part, to fund the acquisition.  The Company is a named borrower on the credit facility along with other Franchise Group, Inc. subsidiaries. Without the support of Franchise Group, Inc., the Company does not expect to have the liquidity required to pay the full amount coming due under the credit facility within the year from when the consolidated financial statements were available to be issued.  The Company obtained a support letter from Franchise Group, Inc. under which Franchise Group, Inc. will fully support the operating, investing, and financing activities of the Company until at least May 5, 2021.
In March 2020, the COVID-19 outbreak was declared to be a global pandemic by the World Health Organization. The Company operates stores in 30 states in the U.S., some of which have implemented various degrees of mandatory retail store closures in response to COVID-19. Beginning in late March 2020 and continuing into April 2020, the Company temporarily closed a number of its stores, based on the orders from state and local governments.  The Company is currently not able to predict when these stores will reopen, which may occur on a location-by-location basis. The Company has realized material reductions in revenue during the first three weeks of April 2020 as a result of the COVID-19 closures. Although not anticipated at this time, the Company could experience other material impacts as a result of COVID-19, including, but not limited to, charges from potential adjustments of the carrying amount of inventory, and asset impairment charges. The current circumstances are dynamic and the impacts of COVID-19 on the Company’s business operations, including the duration and impact on overall customer demand, cannot be reasonably estimated at this time.
The Company considered subsequent events through May 4, 2020, the date the consolidated financial statements were available to be issued.